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                                     BY-LAWS

                                       OF

                              WELLS FARGO & COMPANY

                            (A DELAWARE CORPORATION),

                              AS AMENDED JUNE 7, 1998

                                   ______________


                                      ARTICLE I

                              MEETINGS OF STOCKHOLDERS

        SECTION 1. ANNUAL MEETING. An annual meeting of stockholders of the corporation shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. At such meeting, Directors shall be elected, reports of the affairs of the corporation may be considered, and any other proper business may be transacted.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise regulated by statute, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer (if other than the Chairman of the Board or the President). Special meetings shall be held on the date and at the time and place as may be designated in a notice given by or at the direction of the Board of Directors. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

        SECTION 3. NOTICE OF MEETINGS. Notice of all meetings of the stockholders, both annual and special, shall be given by the Secretary in writing to stockholders entitled to vote. A notice may be given either personally or by mail or other means of written communication, charges prepaid, addressed to any stockholder at his address appearing on the books of the corporation or at the address given by such stockholder to the corporation for the purpose of notice. Notice of any meeting of stockholders shall be sent to each stockholder entitled thereto not less than 10 nor more than 60 days prior to such meeting. Such notice shall state the place, date and hour of the meeting and shall also state (i) in the case of a special meeting, the

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general nature of the business to be transacted and that no other business may be transacted, (ii) in the case of an annual meeting, those matters which the Board of Directors intends at the time of the mailing of the notice to present for stockholder action and that any other proper matter may be presented for stockholder action to the meeting, and (iii) in the case of any meeting at which Directors are to be elected, the names of the nominees which the management intends at the time of the mailing of the notice to present for election. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

        SECTION 4. QUORUM. Except as otherwise provided by law, the presence of the holders of a majority of the stock issued and outstanding present in person or represented by proxy and entitled to vote is requisite and shall constitute a quorum for the transaction of business at all meetings of the stockholders, and the vote of a majority of such stock present and voting at a duly held meeting at which there is a quorum present shall decide any question brought before such meeting.

        SECTION 5. VOTING. Unless otherwise provided in the Certificate of Incorporation, every stockholder shall be entitled to one vote for every share of stock standing in his name on the books of the corporation, and may vote either in person or by proxy.

        SECTION 6.  STOCKHOLDER PROPOSALS AND NOMINATIONS.

        (a) ANNUAL OR SPECIAL MEETINGS OF STOCKHOLDERS. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Certificate of Incorporation and By-Laws of the corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a Director of the corporation at any meeting of stockholders shall be delivered to the Secretary of the corporation at its principal executive office (i) in the case of an annual meeting, not fewer than 90 nor more than 120 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced less than l00 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed; and (ii) in the case of a special meeting

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at which Directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement was made. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice (i) a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by paragraphs
(a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (ii) such person's signed consent to serve as a Director of the corporation, if elected, and confirmation that, if elected as a director, such person agrees to abide by legal requirements and lawful contractual obligations of the corporation and not to cause or induce the corporation to violate or breach any such legal requirements and lawful contractual obligations, (iii) such stockholder's name and address, (iv) confirmation of the number and class of all shares of each class of stock of the corporation beneficially owned by such stockholder and (v) a confirmation that any governmental approvals required in connection with such person's nomination, election or taking office as a Director of the corporation have been obtained by such stockholder and/or nominee, as applicable, and are in full force and effect as of the date of submission of such notice of nomination. As used herein, shares "beneficially owned" shall mean all shares that such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares of which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if

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such notice has not been given.  In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of stockholders notice as described above.

        (b) INCREASE IN NUMBER OF DIRECTORS. Notwithstanding anything in these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the I0th day following the day on which such public announcement is first made by the corporation

        (c) ELIGIBILITY OF DIRECTORS. Persons proposed to be nominated for election (other than by or on behalf of the Board of Directors in accordance with applicable law, the Certificate of Incorporation and these By-Laws,) shall be eligible to serve as directors only if nominated in accordance with the procedures set forth in these By-Laws. Business proposed to be brought before a meeting (other than by or on behalf of the Board of Directors in accordance with applicable law, the Certificate of Incorporation and these By-Laws), shall be conducted at a meeting of stockholders only if brought before a meeting in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the person presiding at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such proposal or nomination shall be disregarded.

        (d) "PUBLIC ANNOUNCEMENT" DEFINED. For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (e) EXCHANGE ACT MATTERS. Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with

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all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall he deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the corporation, if any, to elect directors under specified circumstances.

        SECTION 7. INSPECTORS OF ELECTIONS; OPENING AND CLOSING OF POLLS. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality, and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The person presiding at the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which stockholders will vote at the meeting.

        SECTION 8. RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than l0 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten l0 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 8). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 8 or otherwise within l0 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when

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no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal executive office, or to any officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

        SECTION 9. INSPECTORS OF WRITTEN CONSENTS. In the event of the delivery, in the manner provided by Section 8, to the corporation of the requisite written consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with Section 8 represent at least the minimum number of votes that would be necessary to take the corporate action under applicable law, the Certificate of Incorporation and these By-Laws. Nothing contained in this
Section 9 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto and the seeking of injunctive relief in such litigation).

        SECTION l0. EFFECTIVENESS OF WRITTEN CONSENTS. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 8, a written consent or consents signed by a sufficient number of holders to take such action, under applicable law, the Certificate of Incorporation and these By-Laws, are delivered to the corporation in the manner prescribed in Section 8.

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                                  ARTICLE II

                                  DIRECTORS

        SECTION 1. NUMBER, TERM. The property, business and affairs of the corporation shall be managed and all corporate power shall be exercised by or under the direction of the Board of Directors as from time to time constituted. The number of Directors of this corporation shall be not less than 10 nor more than l7, the exact number within the limits so specified to be fixed from time to time by a By-Law adopted by the stockholders or by the Board of Directors. Until some other number is so fixed, the number of Directors shall be 16. The term of office of each Director shall be from the time of his election until the annual meeting next succeeding his election and until his successor shall have been duly elected, or until his death, resignation or lawful removal pursuant to the provisions of the General Corporation Law of Delaware.

        SECTION 2. POWERS. In addition to the powers expressly conferred by these By-Laws, the Board of Directors may exercise all corporate powers and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or approved by the stockholders.

        SECTION 3. COMPENSATION. Directors and Advisory Directors (as provided in Section 12 of this Article) as such may receive such compensation, if any, as the Board of Directors by resolution may direct, including salary or a fixed sum plus expenses, if any, for attendance at meetings of the Board of Directors or of its committees.

        SECTION 4. ORGANIZATIONAL MEETING. An organizational meeting of the Board of Directors shall be held each year on the day of the annual meeting of stockholders of the corporation for the purpose of electing officers, the members of the Formal Committees provided in Section 11 of this Article and the Advisory Directors provided in Section 12 of this Article, and for the transaction of any other business. Said organizational meeting shall be held without any notice other than this By-Law.

        SECTION 5. PLACE OF MEETINGS. The Board of Directors shall hold its meetings at the main office of the corporation or at such other place as may from time to time be designated by the Board of Directors or by the chief executive officer.

        SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors will be held on the third Tuesday of each month (except for the months of August and December) at the later of the following times: (i) 10:30 a.m. or (ii) immediately

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following the adjournment of any regular meeting of the Board of Directors of
Wells Fargo Bank, National Association, held on the same day. If the day of any regular meeting shall fall upon a bank holiday, the meeting shall be held at the same hour on the first day following which is not a bank holiday. No call or notice of a regular meeting need be given unless the meeting is to be held at a place other than the main office of the corporation.

        SECTION 7. SPECIAL MEETINGS. Special meetings shall be held when called by the chief executive officer or at the written request of four Directors.

        SECTION 8. QUORUM; ADJOURNED MEETINGS. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. A majority of the Directors present, whether or not a quorum, may adjourn any meeting to another time and place, provided that, if the meeting is adjourned for more than 30 days, notice of the adjournment shall be given in accordance with these By-Laws.

        SECTION 9. NOTICE, WAIVERS OF NOTICE. Notice of special meetings and notice of regular meetings held at a place other than the head office of the corporation shall be given to each Director, and notice of the adjournment of a meeting adjourned for more than 30 days shall be given prior to the adjourned meeting to all Directors not present at the time of the adjournment. No such notice need specify the purpose of the meeting. Such notice shall be given four days prior to the meeting if given by mail or on the day preceding the day of the meeting if delivered personally or by telephone, facsimile, telex or telegram. Such notice shall be addressed or delivered to each Director at such Director's address as shown upon the records of the corporation or as may have been given to the corporation by the Director for the purposes of notice. Notice need not be given to any Director who signs a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement. All such waivers shall be filed with and made a part of the minutes of the meeting.

        SECTION 10. TELEPHONIC MEETINGS. A meeting of the Board of Directors or of any Committee thereof may be held through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting.

        SECTION 11. WRITTEN CONSENTS. Any action required or permitted to be taken by the Board of Directors may be taken

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without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of the Directors.

        SECTION 12. RESIGNATIONS. Any Director may resign his position as such at any time by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall take effect as of the time such notice is given or as of any later time specified therein and the acceptance thereof shall not be necessary to make it effective.

        SECTION 13. VACANCIES. Vacancies in the membership of the Board of Directors shall be deemed to exist (i) in case of the death, resignation or removal of any Director, (ii) if the authorized number of Directors is increased, or (iii) if the stockholders fail, at a meeting of stockholders at which Directors are elected, to elect the full authorized number of Directors to be elected at that meeting. Vacancies in the membership of the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The stockholders may elect a Director at any time to fill any vacancy not filled by the Directors.

        SECTION 14. COMMITTEES OF THE BOARD OF DIRECTORS. By resolution adopted by a majority of the authorized number of Directors, the Board of Directors may designate one or more Committees to act as or on behalf of the Board of Directors. Each such Committee shall consist of one or more Directors designated by the Board of Directors to serve on such Committee at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any Committee, which alternate members may replace any absent member at any meeting of such Committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any Committee, to the extent provided in the resolution of the Board of Directors, these By-Laws or the Certificate of Incorporation, may have all the authority of the Board of Directors, except with respect to: (i) amending the Certificate of Incorporation (except that a Committee may, to the

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extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of Delaware, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amending these By-Laws.

        Included among the Committees shall be the following:

        (a) EXECUTIVE COMMITTEE. There shall be an Executive Committee consisting of the Chairman of the Board, presiding, and not less than seven additional Directors, who shall be elected by the Board of Directors at its organizational meeting or otherwise. Subject to such limitations as may from time to time be imposed by the Board of Directors or as are imposed by these By-Laws, the Executive Committee shall have the fullest authority to act for and on behalf of the corporation, and it shall have all of the powers of the Board of Directors which, under the law, it is possible for a Board of Directors to delegate to such a committee, including the supervision of the general management, direction and superintendence of the business and affairs of the corporation and the power to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

        (b) COMMITTEE ON EXAMINATIONS AND AUDITS. There shall be a Committee on Examinations and Audits consisting of not less than three Directors who are not officers of the corporation and who shall be elected by the Board of Directors at its organizational meeting or otherwise. It shall be the duty of this Committee (i) to make, or cause to be made, in accordance with the procedures from time to time approved by the Board of Directors, internal examinations and audits of the affairs of the corporation and the affairs of any subsidiary which by resolution of its board of directors has authorized the Committee on Examinations and Audits to act hereunder, (ii) to make recommendations to the Board of Directors of the corporation and of each such subsidiary with respect to the selection of and scope of work for the independent

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auditors for the corporation and for each subsidiary, (iii) to review, or cause to be reviewed in accordance with procedures from time to time approved by the Board of Directors, all reports of internal examinations and audits, all audit-related reports made by the independent auditors for the corporation and each such subsidiary and all reports of examination of the corporation and of any subsidiary made by regulatory authorities, (iv) from time to time, to review and discuss with the management, and independently with the General Auditor, the Risk Control Officer and the independent auditors, the accounting and reporting principles, policies and practices employed by the corporation and its subsidiaries and the adequacy of their accounting, financial, operating and administrative controls, including the review and approval of any policy statements relating thereto, and (v) to perform such other duties as the Board of Directors may from time to time assign to it. The Committee on Examinations and Audits shall submit reports of its findings, conclusions and recommendations, if any, to the Board of Directors.

        (c) MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE. There shall be a Management Development and Compensation Committee consisting of not less than six directors, who shall be elected by the Board of Directors at its organizational meeting or otherwise and none of whom shall be eligible to participate in either the Wells Fargo & Company Stock Appreciation Rights Plan, the Wells Fargo & Company Stock Option Plan the Wells Fargo & Company Employee Stock Purchase Plan or any similar employee stock plan (or shall have been so eligible within the year next preceding the date of becoming a member of the Management Development and Compensation Committee). It shall be the duty of the Management Development and Compensation Committee, and it shall have authority, (i) to advise the Chief Executive Officer concerning the corporation's salary policies, (ii) to administer such compensation programs as from time to time are delegated to it by the Board of Directors,
(iii) to accept or reject the recommendations of the Chief Executive Officer with respect to all salaries in excess of such dollar amount or of officers of such grade or grades as the Board of Directors may from time to time by resolution determine to be appropriate and (iv) upon the request of any subsidiary which by resolution of its board of directors has authorized the Management Development and Compensation Committee to act hereunder, to advise its chief executive officer concerning such subsidiary's salary policies and compensation programs.

        (d) NOMINATING COMMITTEE. There shall be a Nominating Committee consisting of not less than three Directors, who shall be elected by the Board of Directors at its organizational meeting or otherwise. It shall be the duty of the Nominating

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Committee, annually and in the event of vacancies on the Board of Directors, to nominate candidates for election to the Board of Directors.

        Each Committee member shall serve until the organizational meeting of the Board of Directors held on the day of the annual meeting of stockholders in the year next following his or her election and until his or her successor shall have been elected, but any such member may be removed at any time by the Board of Directors. Vacancies in any of said committees, however created, shall be filled by the Board of Directors. A majority of the members of any such committee shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting of any such committee at which there is a quorum present shall be the act of such committee. Subject to these By-Laws and the authority of the Board of Directors, each committee shall have the power to determine the form of its organization. The provisions of these By-Laws governing the calling, notice and place of special meetings of the Board of Directors shall apply to all meetings of any Committee unless such committee fixes a time and place for regular meetings, in which case notice for such meeting shall be unnecessary. The provisions of these By-Laws regarding actions taken by the Board of Directors, however called or noticed, shall apply to all meetings of any Committee. Each committee shall cause to be kept a full and complete record of its proceedings, which shall be available for inspection by any Director. There shall be presented at each meeting of the Board of Directors a summary of the minutes of all proceedings of each committee since the preceding meeting of the Board of Directors.

                                   ARTICLE III

                                     OFFICERS

        SECTION 1. ELECTION OF EXECUTIVE OFFICERS. The corporation shall have (i) a Chairman of the Board, (ii) a President, (iii) a Secretary and
(iv) a Chief Financial Officer. The Corporation also may have a Vice Chairman of the Board, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, a General Auditor, a Risk Control Officer, and such other officers as the Board of Directors, or the Chief Executive Officer or any officer or committee whom he may authorize to perform this duty, may from time to time deem necessary or expedient for the proper conduct of business by the corporation. The Chairman of the Board, the Vice Chairman of the Board, if

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any, and the President shall be elected from among the members of the Board of Directors. The following offices shall be filled only pursuant to election by the Board of Directors: Chairman of the Board, Vice Chairman of the Board, President, Vice Chairman, Executive Vice President, Senior Vice President, Secretary, Controller, Treasurer, General Auditor and Risk Control Officer. Other officers may be appointed by the Chief Executive Officer or by any officer or committee whom he may authorize to perform this duty. All officers shall hold office at will, at the pleasure of the Board of Directors, the Chief Executive Officer, the officer or committee having the authority to appoint such officers, and the officer or committee authorized by the Chief Executive Officer to remove such officers, and may be removed at any time, with or without notice and with or without cause. No authorization by the Chief Executive Officer to perform such duty of appointment or removal shall be effective unless done in writing and signed by the Chief Executive Officer. Two or more offices may be held by the same person.

        SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer of the corporation. As Chief Executive Officer, he shall (i) exercise, and be responsible to the Board of Directors for, the general supervision of the property, affairs and business of the corporation, (ii) report at each meeting of the Board of Directors upon all matters within his knowledge which the interests of the corporation may require to be brought to its notice, (iii) prescribe, or to the extent he may deem appropriate designate an officer or committee to prescribe, the duties, authority and signing power of all other officers and employees of the corporation and (iv) exercise, subject to these By-Laws, such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

        SECTION 3. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall, subject to these By-Laws, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. In the absence of the Chairman of the Board and the President, the Vice Chairman of the Board shall preside over the meetings of the stockholders and the Board of Directors.

        SECTION 4. PRESIDENT. The President shall, subject to these By-Laws, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside over the meetings of the stockholders and the Board of Directors.

        SECTION 5. ABSENCE OR DISABILITY OF CHIEF EXECUTIVE OFFICER. In the absence or disability of the Chairman of the Board, the President shall act as Chief Executive Officer. In the absence or the disability of both the Chairman of the Board and the President, the Vice Chairman of the Board shall act as Chief Executive Officer. In the absence of the Chairman of the Board, the President and the Vice Chairman of the Board, the officer designated by the Board of Directors, or if there be no such designation the officer designated by the Chairman of the Board, shall act as Chief Executive Officer. The Chairman of the Board shall at all times have on file with the Secretary his written designation of the officer from time to time so designated by him to act as Chief Executive Officer in his absence or disability and in the absence or disability of the President and the Vice Chairman of the Board.

        SECTION 6. EXECUTIVE VICE PRESIDENTS; SENIOR VICE PRESIDENTS; VICE PRESIDENTS. The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have all such powers and duties as may be prescribed by the Board of Directors or by the Chief Executive Officer.

        SECTION 7. SECRETARY. The Secretary shall keep a full and accurate record of all meetings of the stockholders and of the Board of Directors, and shall have the custody of all books and papers belonging to the corporation which are located in its principal office. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and all other notices required by law or by these By-Laws. He shall be the custodian of the corporate seal or seals. In general, he shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

        SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation all moneys or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of the financial condition of the corporation. In general, he shall perform all duties ordinarily incident to the office of a chief financial officer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

        SECTION 9. GENERAL AUDITOR. The General Auditor shall be responsible to the Board of Directors for evaluating the ongoing operation, and the adequacy, effectiveness and efficiency, of the system of control within the corporation and of each subsidiary which has authorized the Committee on Examinations and Audits to act under Section 14(b) of Article II of these By-Laws. He shall make, or cause to be made, such internal audits and reports of the corporation and each such subsidiary as may be required by the Board of Directors or by the Committee on Examinations and Audits. He shall coordinate the auditing work performed for the corporation and its subsidiaries by public accounting firms and, in connection therewith, he shall determine whether the internal auditing functions being performed within the subsidiaries are adequate. He shall also perform such other duties as the Chief Executive Officer may prescribe, and shall report to the Chief Executive Officer on all matters concerning the safety of the operations of the corporation and of any subsidiary which he deems advisable or which the Chief Executive Officer may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the corporation to the Committee on Examinations and Audits at least quarterly on all matters concerning the safety of the operations of the corporation and its subsidiaries which should be brought in such manner through such committee to the attention of the Board of Directors. Should the General Auditor deem any matter to be of especial immediate importance, he shall report thereon forthwith through the Committee on Examinations and Audits to the Board of Directors.

        SECTION 10. RISK CONTROL OFFICER. The Risk Control Officer shall report to the Board of Directors through its Committee on Examinations and Audits. The Risk Control Officer shall be responsible for directing a number of control related activities principally affecting the Company's credit function and shall have such other duties and responsibilities as shall be prescribed from time to time by the chief executive officer and the Committee on Examinations and Audits. Should the Risk Control Officer deem any matter to be of special importance, the Risk Control Officer shall report thereon forthwith through the Committee to the Board of Directors.

                                   ARTICLE IV

                                 INDEMNIFICATION

        SECTION 1. ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation), by reason of the fact that he or she is or was an Agent (as hereinafter defined) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Agent in connection with such action, suit or proceeding, or any appeal therein, if the Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.
The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that his or her conduct was unlawful. For purposes of this Article, an "Agent" shall be: (i) any director, officer or employee of the corporation; (ii) any person who, being or having been such a director, officer or employee, is or was serving on behalf of the corporation at the request of an authorized officer of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (iii) any person who is or was serving on behalf of the corporation at the request of the Chairman of the Board or the President of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        SECTION 2. ACTION, ETC. BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent (as defined above) against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 3. DETERMINATION OF RIGHT OF INDEMNIFICATION OR CONTRIBUTION. Unless otherwise ordered by a court, any indemnification under
Section 1 or 2, and any contribution under Section 6, of this Article shall be made by the corporation to an Agent unless a determination is reasonably and promptly made, either (i) by the Board of Directors acting by a majority vote of a quorum consisting of Directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or if obtainable and such quorum so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such Agent acted in bad faith and in a manner that such Agent did not believe to be in or not opposed to the best interests of the corporation or, with respect to any criminal proceeding, that such Agent believed or had reasonable cause to believe that his or her conduct was unlawful.

        SECTION 4. ADVANCES OF EXPENSES. Except as limited by Section 5 of this Article, costs, charges and expenses (including attorneys' fees) incurred by an Agent in defense of any action, suit, proceeding or investigation of the nature referred to in Section 1 or 2 of this Article or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that if the General Corporation Law of Delaware then so requires, such payment shall be made only if the Agent shall undertake to reimburse the corporation for such payment in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

        SECTION 5. RIGHT OF AGENT TO INDEMNIFICATION OR ADVANCE UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Section 1 or 2, or advance under Section 4, of this Article shall be made promptly and in any event within 90 days, upon the written request of the Agent, unless with respect to an application under said Sections 1 or 2 an adverse determination is reasonably and promptly made pursuant to Section 3 of this Article or unless with respect to an application under said Section 4 an adverse determination is made pursuant to said Section 4. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel improperly denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where any required undertaking has been tendered to the corporation) that the Agent has not met the standards of conduct which would require the corporation to indemnify or advance the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel and the stockholders) to have made a determination prior to the commencement of such action that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel and the stockholders) that the Agent had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Agent had not met the applicable standard of conduct. The Agent's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

        SECTION 6. CONTRIBUTION. In the event that the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an Agent in whole or in part, then in respect of any threatened, pending or completed action, suit or proceeding in which the corporation is jointly liable with the Agent (or would be if joined in such action, suit or proceeding), to the extent permitted by the General Corporation Law of Delaware the corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Agent in such proportion as is appropriate to reflect (i) the relative benefits received by the corporation on the one hand and the Agent on the other from the transaction from which such action, suit or proceeding arose and (ii) the relative fault of the corporation on the one hand and of the Agent on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the corporation on the one hand and of the Agent on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.

        SECTION 7. OTHER RIGHTS AND REMEDIES. Indemnification under this Article shall be provided regardless of when the events alleged to underlie any action, suit or proceeding may have occurred, shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and advancement of expenses under this Article shall be deemed to be provided by a contract between the corporation and the Agent who serves as such at any time while these By-Laws and other relevant provisions of the General Corporation Law of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

        SECTION 8. INSURANCE. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would have the power to indemnify such person against such liability under the provisions of this Article. The corporation may create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

        SECTION 9. CONSTITUENT CORPORATIONS. For the purposes of this Article, references to "the corporation" include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer or employee of such a constituent corporation or who, being or having been such a director, officer or employee, is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

        SECTION 10. OTHER ENTERPRISES, FINES, AND SERVING AT CORPORATION'S REQUEST. For purposes of this Article, references to "other enterprise" in Sections 1 and 9 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service by an Agent as director, officer, employee, trustee or agent of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" for purposes of this Article.

        SECTION 11. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees, judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by the applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

        SECTION 12. ACTIONS INITIATED BY AGENT. Anything to the contrary in this Article notwithstanding, the corporation shall indemnify any Agent in connection with an action, suit or proceeding initiated by such Agent (other than actions, suits, or proceedings commenced pursuant to Section 5 of this Article) only if such action, suit or proceeding was authorized by the Board of Directors.

        SECTION 13. STATUTORY AND OTHER INDEMNIFICATION. Notwithstanding any other provision of this Article, the corporation shall indemnify any Agent and advance expenses incurred by such Agent in any action, suit or proceeding of the nature referred to in Section 1 or 2 of this Article to the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, except that no amount shall be paid pursuant to this Article: (i) in the event of an adverse determination pursuant to Section 3 of this Article; (ii) in respect of remuneration to the extent that it shall be determined to have been paid in violation of law;
(iii) in respect of amounts owing under Section 16(b) of the Securities Exchange Act of 1934; or (iv) in contravention of any federal law or applicable regulation of any federal bank regulatory agency. The rights to indemnification and advancement of expenses provided by any provision of this Article, including without limitation those rights conferred by the preceding sentence, shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any provision of any law, certificate of incorporation, by-law, agreement or by any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while serving as an Agent. The corporation may also provide indemnification and advancement of expenses to other persons or entities to the extent deemed appropriate.

                                   ARTICLE V

                                 MISCELLANEOUS

        SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

        SECTION 2. STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate representing the number of shares of the stock of the corporation owned by such stockholder and the class or series of such shares.
 Each certificate shall be signed in the name of the corporation by (i) the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President, and
(ii) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary. Any of the signatures on the certificate may be facsimile. Prior to due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner for any share of stock of the corporation shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of a stockholder with respect to such share, except as may be provided otherwise by law.

        SECTION 3. EXECUTION OF WRITTEN INSTRUMENTS. All written instruments shall be binding upon the corporation if signed on its behalf by
(i) any two of the following officers: the Chairman of the Board, the President, the Vice Chairman of the Board, the Vice Chairmen or the Executive Vice Presidents; or (ii) any one of the foregoing officers signing jointly with any Senior Vice President. Whenever any other officer or person shall be authorized to execute any agreement, document or instrument by resolution of the Board of Directors, or by the Chief Executive Officer, or by any two of the officers identified in the immediately preceding sentence, such execution by such other officer or person shall be equally binding upon the corporation.

        SECTION 4. SUBSIDIARY. As used in these By-Laws the term "subsidiary" or "subsidiaries" means any corporation 25 percent or more of whose voting shares is directly or indirectly owned or controlled by the corporation, or any other affiliate of the corporation designated in writing as a subsidiary of the corporation by the Chief Executive Officer of the corporation. All such written designations shall be filed with the Secretary of the corporation.

        SECTION 5. AMENDMENTS. These By-Laws may be altered, amended or repealed by a vote of the stockholders entitled to exercise a majority of the voting power of the corporation, by written consent of such stockholders or by the Board of Directors.

        SECTION 6. ANNUAL REPORT. The Board of Directors shall cause an annual report to be sent to the stockholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of stockholders to be held during the ensuing fiscal year.

        SECTION 7. CONSTRUCTION. Unless the context clearly requires it, nothing in these By-Laws shall be construed as a limitation on any powers or rights of the corporation, its Directors or its officers provided by the General Corporation Law of Delaware. Unless the context otherwise requires, the General Corporation Law of Delaware shall govern the construction of these By-Laws.

        SECTION 8. LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board of Directors or any committee thereof, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors or such committee shall approve, including, without limitation, a pledge of shares of stock of the corporation. This Section shall not be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        SECTION 9. NOTICES; WAIVERS. Whenever, under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, such provision shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, telex or telegram. A waiver in writing of any such required notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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